Exhibit 99.1

FOR IMMEDIATE RELEASE

ADRENALINA CRITICIZES PACIFIC SUNWEAR BOARD FOR REJECTING OVERTURES REGARDING A STRATEGIC COMBINATION

May Take Steps to Seek Removal of Directors if Board Continues to Refuse to Engage in Constructive Dialogue

MIAMI, Fla., December 15, 2008 – Adrenalina (OTCBB: AENA.OB) today issued the following statement regarding the failure of the Board of Directors of Pacific Sunwear of California Inc. (Nasdaq: PSUN; “PacSun”) to engage in discussions with Adrenalina regarding a potential business combination aimed at increasing shareholder value:

“It is unfortunate that PacSun has not embraced our attempts, both public and private, to work cooperatively and engage in a constructive dialogue regarding a potential business combination. The Adrenalina Group is a shareholder of PacSun and intends to significantly increase its position in the near-term.  From the outset, it has been our strong preference to work together with PacSun and its Board to explore a strategic combination that would be in the best interest of our respective shareholders, employees, customers and other stakeholders. Despite our best efforts, PacSun has flatly refused to discuss a potential combination with us and explore the benefits of such a combination. Based on conversations with shareholders of both companies, we are more confident than ever that moving forward promptly to consummate a transaction is in the best interest of all parties.  We believe the experience of our management team at Adrenalina working with PacSun will allow us to capitalize on several important business synergies, including a combination of PacSun’s substantial store footprint with our proven entertainment retailing concept, and create a more efficient and competitive company that is better equipped to deliver value in this challenging economic environment.  As we have said previously, Adrenalina reserves the right to pursue all necessary steps to ensure that PacSun shareholders are provided with the opportunity to decide for themselves whether a strategic combination with Adrenalina is in their best interests.  We will not stand idly by as the PacSun Board continues to ignore us and as shareholder value continues to erode.”

“Adrenalina has contacted some of PacSun’s largest shareholders and will continue to approach other PacSun shareholders to present Adrenalina’s value-enhancing proposition.”

The full text of a letter dated November 20, 2008, from Ilia Lekach, Chairman and CEO of Adrenalina, is attached.

About Adrenalina
Adrenalina pioneered and branded “The Extreme Store” concept, which showcases top-quality athletic apparel, equipment and accessories in a fun, engaging retail entertainment format.  Building on the popularity of the Adrenalina TV program, Adrenalina stores feature the FlowRider® wave machines for which it has exclusivity in retail locations. With over 1 million visitors to the stores per year, Adrenalina locations average 10,000 square feet and carry the best in extreme sports apparel, footwear, equipment and accessories from industry leaders and fashion brands such as Quiksilver, Billabong, Volcom, O'Neil, Reef, Crocs and Ed Hardy. Adrenalina has retail locations in Miami, FL; Orlando, FL; and Tampa, FL; and locations under construction in Denver, CO; Alpharetta, GA; Plano, TX; and Houston, TX. The Company has also secured an additional prime location in the New York Metro market. Adrenalina (AENA) is quoted on the Over The Counter: Bulletin Board. For more information, please visit www.adrenalinastore.com.

Disclosure Regarding Forward-Looking Statements
This news release contains forward-looking statements. All statements other than statements of historical fact made herein are forward looking. In particular, the statements herein regarding industry prospects and future results of operations or financial position are forward-looking statements. These forward-looking statements can be identified by the use of words such as "believes," "estimates," "could," "possibly," "probably," anticipates," "projects," "expects," "may," "will," or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. Forward-looking statements reflect management's current expectations and are inherently uncertain. Our actual results may differ significantly from management's expectations.

MEDIA CONTACT
Amy Kover/Michael McMullan
Berns Communications Group
212-994-4660
akover@bcg-pr.com/ mmcmullan@bcg-pr.com

November 20, 2008

Pacific Sunwear of California, Inc.
3450 East Miraloma Avenue
Anaheim, California 92806
Attn:   Ms. Sally Frame Kasaks, Chairman & CEO

cc:  Board of Directors

Dear Sally:

It has now been more than a month since we first made our proposal to acquire Pacific Sunwear of California, Inc. (“PacSun” or the “Company”) for $4.50 per share, which we subsequently increased to $5.00 per share on October 28, 2008.  It was irresponsible for PacSun’s Board to refuse to meet with us, and we are extremely disappointed that PacSun summarily rejected our full and fair proposal to combine our companies without even engaging in any substantive dialogue.

As you well know, shareholder value at PacSun has continued to deteriorate at staggering levels over the past month.  As of yesterday’s close, the Company’s share price has declined precipitously to $1.37.  Also, during the past month, the public equity markets and overall economic conditions have further deteriorated, both in general, and for retailers in particular, due to the continued pullback on consumer spending.  In light of the sudden and steep deterioration in the Company’s share performance and the continued operational weakness, we are hereby withdrawing our prior offer.  However, neither PacSun’s precipitous stock decline and disappointing third quarter financial results nor the Board’s refusal to meet with us has changed our belief in the strategic and financial merits of a combined company.

We remain steadfastly determined in pursuing a strategic combination with PacSun and have retained Olshan Grundman Frome Rosenzweig & Wolosky LLP to act as our legal counsel and advise us in this matter. We have also recently spoken with several of PacSun’s largest shareholders, and they expressed strong disappointment with the Board for failing to meet with us and expressed support for Adrenalina’s initiative. Additionally, we are now a shareholder of the Company and intend to significantly increase our position.  We are more confident than ever that moving forward promptly to consummate a transaction is in the best interest of all parties.  We think it is irresponsible for the Company’s Board to refuse to meet with us.

While management may seek to blame the economic climate for the decline in PacSun’s same-store sales, this explicitly ignores the fundamental realities of the retail business environment and, in particular, the difficulties with the Company’s retail model.  We believe now is the time for our respective companies to authorize teams to negotiate a definitive agreement on a combination of our companies that will deliver superior value to our respective shareholders.  We believe the experience of our management team at Adrenalina working with PacSun will allow us to capitalize on several important business synergies, including a combination of PacSun’s substantial store footprint with our proven entertainment retailing concept, and create a more efficient and competitive company that is better equipped to deliver value in this challenging economic environment.  We can discuss all the potential synergies in our meeting but, a couple major synergies include:

•
Real Estate: Adrenalina’s exclusive arrangement with the FlowRider(R) and foot traffic of over a million people a year per store has made us extremely meaningful to the malls and their developers. Landlords are paying Adrenalina to build out each store. The relationship Adrenalina has created with these landlords has proven to be incredibly beneficial for Adrenalina and we believe can be of value to PacSun as well.

•
Revenue Growth:  We are poised to grow our store footprint to include 200 stores in the United States and with considerable international interest, revenue growth will provide the combined company a growth engine it is currently lacking.

While it was our strong preference from the outset to communicate privately with the Company regarding a value-enhancing business combination, we were compelled to publicly set forth our acquisition proposal after our attempts to enter into discussions with the Company were repeatedly declined. We have decided to send this letter privately with the hope that the Board now stands ready to work cooperatively with us and engage in a constructive dialogue regarding a potential business combination.  If, on the other hand, you continue to reject our overtures, we will be left with no choice but to pursue further public communication and take our case directly to your shareholders, including the initiation of a potential proxy contest to replace the existing Board with directors who are committed, subject to their fiduciary duties, to consummating a business combination with us. Based on our preliminary conversations with several of your largest shareholders, we believe a vast majority of your shareholders would fully support such a strategic combination.

We stand ready to meet with you and your representatives as soon as possible.  We urge you not to let this window of opportunity pass. Please contact the undersigned by email at ilia@adrenalina.tv to discuss any questions you or the Board might have.  Alternatively, you may contact our President, Jeffrey Geller, at (305) 770-4488 or our legal counsel, Steven Wolosky, at (212) 451-2333.

Very truly yours,

Ilia Lekach